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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
infoUSA, Inc.:

We consent to the incorporation by reference in the registration statement of infoUSA, Inc. of our report dated January 26, 2001, relating to the consolidated balance sheets of infoUSA, Inc. and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the three year period ended December 31, 2000, which report is included in infoUSA, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

                                       /s/ KPMG LLP
                                       ------------
                                         KPMG LLP

Omaha, Nebraska
November 8, 2001